Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-11139, 333-57643, 333-57641, 333-85247, 333-48672, 333-48670, 333-67158, 333-82170, 333-100541 and 333-107019) of our report dated January 30, 2004, with respect to the consolidated financial statements and schedule of Boston Communications Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 8, 2004